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                                                                    EXHIBIT 10.9



                               IRU FIBER AGREEMENT
                                   (ARGENTINA)


                                     BETWEEN


                                   IMPSAT S.A.


                                       AND


                         360NETWORKS DE ARGENTINA S.R.L.


                                FEBRUARY __, 2001



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                                TABLE OF CONTENTS


ARTICLE 1 DEFINITIONS........................................................................1

        1.01   Defined Terms.................................................................1
        1.02   Construction..................................................................5

ARTICLE 2 PROVISION OF THE SYSTEM............................................................5

        2.01   Transfer of Rights............................................................5
        2.02   No Ownership Interest.........................................................5
        2.03   Description of Segments.......................................................6
        2.04   Power and Authority...........................................................6
        2.05   Long-Haul Connectivity-Chile.......................ERROR! BOOKMARK NOT DEFINED.

ARTICLE 3 CONSIDERATION......................................................................6

        3.01   Amount of Total Fee...........................................................6
        3.02   Payment of Total Fee..........................................................6
        3.03   Route Kilometer Adjustment....................................................6
        3.04   Method of Payment.............................................................7
        3.05   Late Payment..................................................................7
        3.06   Disputed Amounts..............................................................7
        3.07   No Set-Off....................................................................8
        3.08   Indirect Taxes................................................................8
        3.09   Income Taxes..................................................................8

ARTICLE 4 CONSTRUCTION OF THE IMPSAT ARGENTINA SYSTEM........................................8

        4.01   Construction Standards........................................................8
        4.02   Shelters......................................................................8
        4.03   Completion of Construction....................................................9
        4.04   Liquidated Damages............................................................9
        4.05   Inspection; Access to Information............................................10
        4.06   Documentation................................................................10
        4.07   Construction Progress Reports................................................10
        4.08   Routing of IRU Fibers........................................................11
        4.09   Fiber Orders.................................................................11
        4.10   Impsat System................................................................11

ARTICLE 5 ACCEPTANCE AND TESTING............................................................11
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
        5.01   Overview.....................................................................11
        5.02   Acceptance Testing by Impsat.................................................11
        5.03   Acceptance Testing by 360americas............................................11
        5.04   Failure Notice...............................................................12
        5.05   Correction...................................................................12
        5.06   Testing by Third Party.......................................................13
        5.07   Acceptance Testing and Acceptance Date.......................................13
        5.08   Spans........................................................................13
        5.09   Coordination With Other Agreements...........................................14

ARTICLE 6 TERM .............................................................................14

        6.01   Length of Term...............................................................14
        6.02   Ownership of IRU Fibers and Associated Properties............................14
        6.03   Extension of Term............................................................14

ARTICLE 7 NETWORK ACCESS....................................................................14

        7.01   Grant of Access..............................................................14
        7.02   Reimbursement; Scheduling....................................................14

ARTICLE 8 OPERATIONS........................................................................15

        8.01   Network Configuration........................................................15
        8.02   Acknowledgments by 360americas...............................................15
        8.03   Electronic and Photo-Optical Equipment.......................................15
        8.04   Additional Equipment.........................................................15

ARTICLE 9 MAINTENANCE AND REPAIR............................................................16

        9.01   Maintenance Services.........................................................16
        9.02   Recurring Service Charge.....................................................16
        9.03   Planned System Work Period...................................................16
        9.04   Service Affecting Condition..................................................16
        9.05   Event of a Fault.............................................................16
        9.06   No Physical Access...........................................................16
        9.07   Optronic Equipment...........................................................16
        9.08   Subcontracting...............................................................16

ARTICLE 10 PERMITS; UNDERLYING RIGHTS; RELOCATIONS..........................................17

        10.01  Required Authorizations......................................................17
        10.02  Relocation of Segment........................................................17
        10.03  As-Builts Upon Relocation....................................................18

ARTICLE 11 USE OF THE SEGMENTS..............................................................18
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
        11.01  Underlying Rights Requirements...............................................18
        11.02  Compliance of 360americas....................................................18
        11.03  Limitations on Use...........................................................18
        11.04  Impsat Argentina System......................................................18
        11.05  Cooperation..................................................................19

ARTICLE 12 INDEMNIFICATION..................................................................19

        12.01  Indemnification by 360americas...............................................19
        12.02  Indemnification by Impsat....................................................19
        12.03  Notice.......................................................................19
        12.04  Use Agreements...............................................................20

ARTICLE 13 LIABILITY........................................................................20

        13.01  Limitation on Types of Damages...............................................20
        13.02  Disclaimer of Warranty.......................................................20
        13.03  Limitation on Amount of Damages..............................................21
        13.04  Limitation on Time for Claim.................................................21
        13.05  Survival.....................................................................21

ARTICLE 14 INSURANCE........................................................................21

        14.01  Required Insurance Policies..................................................21
        14.02  No Limitation of Liability...................................................21
        14.03  Additional Insured...........................................................22
        14.04  Failure to Obtain Insurance..................................................22
        14.05  Denial of Claim..............................................................22
        14.06  Waiver of Subrogation........................................................22

ARTICLE 15 TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS...................................22

        15.01  Minimization of Impositions..................................................22
        15.02  Indirect Taxes and Income Taxes..............................................22
        15.03  Right to Contest.............................................................23
        15.04  Future Cooperation...........................................................23

ARTICLE 16 CONFIDENTIALITY..................................................................24

        16.01  Proprietary Information......................................................24
        16.02  Permitted Disclosure.........................................................24
        16.03  No Intellectual Property Transfer............................................25
        16.04  Internal Disclosures.........................................................25
        16.05  Public Announcements.........................................................25
        16.06  Survival.....................................................................25

ARTICLE 17 DEFAULT..........................................................................25
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
        17.01  Events of Default by 360americas.............................................25
        17.02  Remedies of Impsat Upon 360americas Event of Default.........................26
        17.03  Events of Default by Impsat..................................................26
        17.04  Remedies of 360americas Upon Impsat Event of Default.........................26

ARTICLE 18 TERMINATION......................................................................27


ARTICLE 19 FORCE MAJEURE....................................................................27


ARTICLE 20 ASSIGNMENT.......................................................................28

        20.01  Assignment by Impsat.........................................................28
        20.02  Grant of Security Interest by Impsat.........................................28
        20.03  Assignment by 360americas....................................................29
        20.04  Binding Effect...............................................................30
        20.05  No Third Party Beneficiary...................................................30

ARTICLE 21 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS..................................30

        21.01  Representations and Warranties of 360americas................................30
        21.02  Representations and Warranties of Impsat.....................................31
        21.03  Survival.....................................................................31

ARTICLE 22 NOTICES..........................................................................31


ARTICLE 23 GENERAL..........................................................................33

        23.01  Waiver.......................................................................33
        23.02  Governing Law................................................................33
        23.03  Dispute Resolution...........................................................33
        23.04  Jurisdiction.................................................................33
        23.05  Expenses.....................................................................33
        23.06  Rules of Construction........................................................33
        23.07  Entire Agreement.............................................................34
        23.08  Relationship of the Parties..................................................34
        23.09  Severability.................................................................34
        23.10  Further Assurances...........................................................34
        23.11  Counterparts.................................................................34
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                         IRU FIBER AGREEMENT (ARGENTINA)


                This IRU FIBER AGREEMENT (ARGENTINA) (this "Agreement"), made and entered into as of February ___, 2001 (the "Effective Date") in the City of Buenos Aires, Argentina, is by and between Impsat S.A., an Argentina corporation
("Impsat"), and 360networks de Argentina S.R.L., an Argentina limited liability company ("360americas").

                                    RECITALS


                WHEREAS, Impsat and its Affiliates have constructed a terrestrial fiber optic telecommunications network in South America and are in the process of expanding such network; and

                WHEREAS, 360americas desires to acquire from Impsat, and Impsat desires to provide to 360americas, an Indefeasible Right of Use (as defined in this Agreement) to twelve (12) specifically identifiable Non-Zero Dispersion dark fibers (the "IRU Fibers"), the Shelters and certain Associated Property with respect thereto, on the Impsat System from Paso de Los Libres, Argentina to Las Toninas, Argentina through the following major cities: Buenos Aires, Parana, and Rosario, all as more specifically set forth on Exhibit A (such route, the "Argentina Route");

                NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

        1.01 Defined Terms. Unless otherwise defined in this Agreement, when used in this Agreement, the following terms shall have the following meanings:

                "Acceptance Date" has the meaning set forth in Section 5.07.

                "Acceptance Testing" has the meaning set forth in Section 5.01.

                "Affiliate" means, with respect to any entity, any other entity controlled by or under common control with such entity; provided, however, that this definition shall not include any entity under common control with Impsat
Fiber Networks, Inc., a Delaware corporation ("IFN"), but shall include any entities controlled by IFN. For purposes of this definition, "control"
(including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power (i) to vote 50.1% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing general partners or managing members or (ii) to direct or cause the direction of the management and policies of a party, whether by contract or otherwise.


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                "Agreement" has the meaning set forth in the preamble.

                "Argentina Route" has the meaning set forth in the Recitals.

                "As-Builts" has the meaning set forth in Section 4.06(A).

                "Associated Properties" means the tangible and intangible property needed for the use of the IRU Fibers and the Shelters to provide communications services, including but not limited to Impsat's rights in all Underlying Rights and the right for the IRU Fibers to occupy the conduit housing the IRU Fibers, but specifically excludes any electronic or opto-electronic equipment.

                "BA-Valparaiso Route" means the route set forth on Exhibit L.

                "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York or Buenos Aires, Argentina are authorized or required to close.

                "Cable" when used in this Agreement as a capitalized term means the fiber optic cable, the individual fibers contained therein, and the associated splicing connections, splice boxes, and vaults installed or to be installed by Impsat as part of the Impsat Argentina System. When not a capitalized term, cable means only the fiber optic cable together with the individual fibers contained therein.

                "Connecting Point" has the meaning set forth in Section 7.01.

                "Construction Specifications" has the meaning set forth in
Section 4.01.

                "Costs" shall mean the actual direct costs paid or payable in accordance with the established accounting procedures generally used by Impsat and which Impsat utilizes in billing third parties for reimbursable projects, including the following: (1) internal labor costs, including wages, salaries, benefits and overhead (provided that overhead shall equal fifteen percent (15%) of wages, salaries and benefits), and (2) other direct costs and out of pocket expenses on a direct pass-through basis.

                "Dark Fiber" means optical fiber provided without electronics or optronics, and which is not "lit" or activated.

                "Dispute Account" has the meaning set forth in Section 3.06(A).

                "Dollars" or "US$" means United States dollars.

                "Effective Date" has the meaning set forth in the preamble.

                "Estimated Delivery Date" means, with respect to each Segment, the date set forth in Exhibit B with respect to such Segment, as any such date may be extended for and during (1) the period of any delay described in Article
19 and/or (2) a period equal to the duration of any 360americas Event of Default.


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                "Estimated Long-Haul Kilometers" has the meaning set forth in
Section 3.01(A).

                "Fiber Fee" has the meaning set forth in Section 3.01(A).

                "Fiber Specifications" has the meaning set forth in Section
4.01.

                "Impositions" means any and all taxes, fees, levies, imposts, duties or charges of any nature together with any penalties, fines or interest thereon arising out of the ownership of or imposed upon the Impsat Argentina
System by any national, state, provincial or other local governmental or public taxing authority, but shall not include Indirect Taxes or Income Taxes.

                "Impsat" has the meaning set forth in the preamble.

                "Impsat Argentina System" means the fiber optic telecommunications system along the Argentina Route, and, if applicable, the BA-Valparaiso Route, constructed or to be constructed or acquired by Impsat and comprised of fiber optic cables, cable stations, node sites, Telehouses, amplification/regeneration facilities and similar sites and facilities and other rights associated with the property and equipment utilized therein.

                "Impsat Event of Default" has the meaning set forth in Section
17.03.

                "Income Taxes" means taxes imposed by any national, state, provincial or other governmental authority on the income of a party to a transaction contemplated by this Agreement, whether determined by reference to net income, gross income or otherwise, and shall include taxes imposed in lieu thereof. Such term shall not include Impositions or Indirect Taxes.

                "Indefeasible Right of Use" or "IRU" means (1) with respect to the IRU Fibers and the Shelters, the exclusive, indefeasible right in rem to use and possess, for the Term, the IRU Fibers and the Shelters for the purposes described in this Agreement, [ ]* and (2) with respect to the Associated
Properties, an associated non-exclusive, indefeasible right in rem to use, for the Term, the Associated Properties for the purposes described in this Agreement, [ ]*.

                "Indirect Taxes" means transactional taxes imposed on any transaction contemplated by this Agreement and shall include, without limitation any sales, use, excise, Value Added Taxes ("VAT"), Goods and Services Tax
("GST"), gross receipts tax or similar type tax imposed by any national, state, provincial or other governmental or quasi-governmental authority but, unless stated specifically otherwise, shall not include any Income Taxes, Impositions or Ingresso Brutos.

                "Interest Rate" means [ ]* percent ([ ]*%) per annum, or if lower, the highest rate allowed by applicable law.

                "IRU Fibers" has the meaning set forth in the Recitals, but specifically excludes any and all other portions of the Impsat Argentina System including, without limitation, any other fibers, the other portions of the Cable containing the IRU Fibers, the conduit in which the IRU Fibers are contained, the Shelters, the cable stations, the node sites, Telehouses, the


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amplification/regeneration facilities, similar sites and facilities or any other equipment or any other rights whatsoever associated with the Impsat Argentina
System.

                "Liquidated Damages" has the meaning set forth in Section 4.04.

                "Maintenance Services" has the meaning set forth in Section
9.01.

                "Network Completion Date" has the meaning set forth in Section
4.04.

                "Network Segments" has the meaning set forth in Section 4.04.

                "Non-Disturbance Agreement" has the meaning set forth in Section
20.02(A).

                "Payment Escrow Agreement" has the meaning set forth in Section
3.06(A).

                "Planned System Work Period" means a prearranged period of time reserved for performing certain work on any part of the Impsat Argentina System.

                "Proprietary Information" has the meaning set forth in Section
16.01.

                "Pro Rata Share" means the relative number of the IRU Fibers in the affected portion of the Impsat Argentina System compared to the total number of fibers in the affected portion of the Impsat Argentina System.

                "Recurring Service Charge" has the meaning set forth in Section
9.02.

                "Required Relocation" has the meaning set forth in Section
10.02.

                "Segment" means the connections identified as separate segments as set forth on Exhibit B.

                "Service Affecting Condition" has the meaning set forth in
Section 9.04.

                "Shelters" has the meaning set forth in Section 4.02(A).

                "Shelter Fee" has the meaning set forth in Section 3.01(B).

                "Spans" has the meaning set forth in Section 5.08.

                "360americas" has the meaning set forth in the preamble.

                "360americas Event of Default" has the meaning set forth in
Section 17.01.

                "Telecommunication Authorizations" has the meaning set forth in
Section 10.01.

                "Telecommunications Services Agreement" means the Amended and
Restated Telecommunications Services Agreement dated as of August 30, 2000 between Impsat Fiber Networks, Inc. and Atlantica Network (Bermuda) Ltd.


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                "Telehouse Services Agreement" means the telehouse services agreements to be entered into between Impsat and 360americas (or the respective
Affiliates thereof) pursuant to which Impsat or its Affiliates will provide certain services in connection with its telehouses (each, a "Telehouse") located in each of the following cities: Buenos Aires, Sao Paulo, Rio de Janeiro and
Caracas.

                "Testing Notice" has the meaning set forth in Section 5.02.

                "Term" has the meaning set forth in Section 6.01.

                "Total Fee" has the meaning set forth in Section 3.01(B).

                "Underlying Rights" has the meaning set forth in Section 10.01.

                "Underlying Rights Requirements" has the meaning set forth in
Section 11.01.

                "Use Agreements" has the meaning set forth in Section 12.04.

        1.02 Construction. Unless otherwise defined in this Agreement, all terms used in this Agreement which are commonly used in the terrestrial telecommunications industry shall have the meanings commonly given such terms in the industry.

                                    ARTICLE 2
                             PROVISION OF THE SYSTEM

        2.01 Transfer of Rights. Impsat hereby grants to 360americas and 360americas hereby acquires from Impsat, effective on the Acceptance Date for each particular Segment delivered by Impsat to 360americas hereunder on the terms and subject to the covenants and conditions set forth in this Agreement:

                A. an Indefeasible Right of Use for the Term and for the purposes described in this Agreement, in the IRU Fibers and the Shelters along such Segment of the Argentina
                        Route; and

                B. an Indefeasible Right of Use for the Term and for the purposes described in this Agreement, in the Associated
                        Properties along such Segment of the Argentina Route.

On each Acceptance Date with respect to a Segment, each party shall execute such documentation as the other reasonably may require to evidence such grant and acceptance, including any necessary consents of any third party. [ ]*

        2.02 No Ownership Interest. The IRUs to be granted hereunder do not and shall not provide 360americas with any ownership interest in or other rights to physical access to, control of, modification of, encumbrance in any manner of, or other use of the Impsat Argentina System or the Underlying Rights except as expressly set forth in this Agreement.


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        2.03    Description of Segments. The Segments included in this Agreement and the Estimated Delivery Date for each Segment are set forth in Exhibit B.

        2.04 Power and Authority. Each party represents and warrants that it has the power and authority to perform its obligations under this Agreement.

                [  ]*

                                    ARTICLE 3
                                  CONSIDERATION

        3.01    Amount of Total Fee. Subject to Section 3.03 below, the Total
Fee shall be an amount equal to the sum of, and shall be allocated among the following:

                A.      The total price for the IRU of the IRU Fibers (the
                        "Fiber Fee") is set forth in Exhibit C. This price is based on the number of kilometers on the Argentina Route
                        (which number is estimated to be [  ]* (the "Estimated
                        Long-Haul Kilometers")) multiplied by the number of IRU
                        Fibers being purchased multiplied by the applicable IRU price per strand as set forth in Exhibit C; and

                B. The total price for use of the twenty (20) Shelters is set forth in Exhibit C (the "Shelter Fee" and together with the Fiber Fee, the "Total Fee"). Any additional regeneration and/or optical amplification facilities will be priced as set forth in Exhibit C.

        3.02 Payment of Total Fee. In consideration for the grant of the IRUs hereunder by Impsat to 360americas, 360americas shall pay to Impsat a fee in the amount determined pursuant to Section 3.01 above payable in accordance with the following payment schedule:

                A.      [  ]* percent ([  ]*%) of the Total Fee, less the
                        US$[  ]* deposit already paid by 360americas pursuant to
                        Section 1.3 of the Telecommunications Services
                        Agreement, within five (5) Business Days after the Effective Date; and

                B. [ ]* percent ([ ]*%) of the Fiber Fee allocable to each Segment, as set forth on Exhibit C, within five (5)
                        Business Days of the Acceptance Date for such Segment.

                C. [ ]* percent ([ ]*%) of the Shelter Fee shall be payable based on Impsat's inspection, acceptance and payment for materials for the Shelters, and the remaining [ ]* percent ([ ]*%) of the Shelter Fee allocable to a Segment shall be payable within five (5)
                        Business Days of the Acceptance Date of the applicable
                        Segment containing such Shelters.

        3.03    Route Kilometer Adjustment. Subject to the foregoing, the Fiber
Fee in Section 3.02 shall be equitably adjusted to account for any difference between actual and Estimated


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Long-Haul Kilometers. If the actual number of route kilometers exceeds by more than [ ]* of the Estimated Long-Haul Kilometers in the aggregate, Impsat shall bear the cost of any such excess over [ ]* and shall not be entitled to recover from 360americas the cost of additional route kilometers as it relates to the Total Fee and Recurring Service Charge.

        3.04 Method of Payment. All payments to be made to Impsat under this Agreement shall be made in Dollars by wire transfer of immediately available funds to the account or accounts designated by Impsat.

        3.05 Late Payment. Except as set forth in Section 3.06, if either party fails to make any payment under this Agreement when due, such amount shall accrue interest from the date such payment is due until it is paid, such interest to be payable along with the amount due on the date the underlying payment is due, compounded monthly at a rate per annum equal to the Interest
Rate.

        3.06    Disputed Amounts.

                A. In the event that 360americas has an objection to any payment obligation hereunder including Indirect Taxes pursuant to Section 3.08, 360americas shall promptly notify Impsat of such objection and such amount, and Impsat and 360americas shall make every reasonable effort to settle promptly the dispute concerning the payment(s) in question. In the event such dispute cannot be settled, Impsat and 360americas shall promptly execute and deliver a Payment Escrow Agreement substantially in the form of Exhibit D attached hereto
                        (the "Payment Escrow Agreement"), with such changes as the Payment Escrow Agent may reasonably request, and 360americas will have the right to withhold payment of the disputed amount(s) so long as it deposits, in full, such disputed amount into the Dispute Account created pursuant to the Payment Escrow Agreement (the "Dispute
                        Account").

                B.      Provided such disputed amount is placed into the Dispute
                        Account in a timely manner and 360americas has acted in good faith, 360americas shall not be deemed to be in breach of or in default for failing to pay Impsat.

                C. The Payment Escrow Agent will distribute the disputed amount in accordance with the terms of the Payment
                        Escrow Agreement.

                D. In addition, the prevailing party shall be entitled to receive from the Dispute Account an amount equal to the interest earned by the Payment Escrow Agent on the distributed, disputed amount, which shall be distributed by the Payment Escrow Agent under clause (C) above.
                        Impsat and 360americas will equally share the costs and expenses of the Payment Escrow Agent.


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                E.      360americas shall make timely payments for that portion
                        of any payments owed hereunder or such amount will
                        accrue interest as set forth in Section 3.05 above.

        3.07 No Set-Off. All payments under this Agreement shall not be subject to any rights of set-off, counterclaim, deduction, defense or other right that either party may have against each other or any other party.

        3.08    Indirect Taxes. The Fiber Fee, the Shelter Fee, the Recurring
Service Charge and any other amounts due from and payable by 360americas under this Agreement are exclusive of any Indirect Taxes. Impsat shall be entitled to include on any invoice, and 360americas shall pay, any Indirect Tax lawfully imposed on any transaction contemplated by this Agreement. Notwithstanding the foregoing, Impsat and 360americas each shall pay one-half of any stamp taxes payable as a result of the execution and delivery of this Agreement. An allocation of the fees based on the distances per province for stamp tax purposes is set forth in Exhibit M.

        3.09    Income Taxes. Each party shall be responsible for its own Income
Taxes. Except as set forth in this Section 3.09, all payments made by 360americas hereunder shall be made without any deduction or withholding for or on account of any Income Taxes, except where required by law. If 360americas is required by law to make any deduction or withholding from any payment due hereunder to Impsat, then, notwithstanding anything to the contrary contained in this Agreement, the gross amount payable by 360americas shall be increased so that, after any such deduction or withholding for Income Taxes, the net amount received by Impsat will not be less than Impsat would have received had no such deduction or withholding been required. This 'grossing-up' provision shall not apply (i) to the extent the deduction or withholding merely constitutes a prepayment of Impsat's or its Affiliates income tax liability or (ii) to the extent such withholding results from an assignment by Impsat to a foreign
Affiliate of Impsat.

                                    ARTICLE 4
                   CONSTRUCTION OF THE IMPSAT ARGENTINA SYSTEM

        4.01 Construction Standards. Impsat shall design and construct the Impsat Argentina System in accordance with the construction specifications set forth in Exhibit E and industry standards and practices (the "Construction
Specifications"). All IRU Fiber shall be compliant with ITU G.655 and shall meet or exceed the fiber specifications set forth in Exhibit F(1) and F(2) (the
"Fiber Specifications").

        4.02    Shelters.

                A. Exhibit G sets forth the sites along the Argentina Route at which regeneration facilities and optical amplification facilities currently are located or are to be installed in accordance with the specifications set forth on Exhibit G and industry standards and practices in the country of Argentina (collectively, the "Shelters") and the approximate distance between such Shelters and the status of the Shelter sites as of the date of this Agreement. If Impsat's design of the Impsat
                        Argentina System results in a distance between any two
                        Shelters that is greater than 95 kilometers,


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                        Impsat shall install additional Shelters at 360americas'
                        request. For each additional Shelter, 360americas shall
                        pay to Impsat the amount of US$[  ]* plus the Costs of
                        acquiring and preparing the Shelter site.

                B. The IRU with respect to the Associated Properties shall include for 360americas the right to occupy and use, subject to the terms of this Agreement, 20 square meters of space and facilities in each Shelter. Such space shall be exclusively for 360americas. 360americas acknowledges that the sites for the Shelters may be shared with Impsat and other entities, but that 360americas shall have exclusive access to its Shelters for its sole use.

                C. Upon reasonable prior notification to Impsat, 360americas (and its supplier and agents) shall be given a right to unescorted access to the Shelter sites to maintain its equipment and to add or upgrade equipment as it may consider necessary.

                D. Impsat shall provide the services set forth in Exhibit G for the Shelters including, without limitation, power, air conditioning, security and fire suppression.

        4.03 Completion of Construction. Impsat shall complete the construction and satisfactorily perform the Acceptance Testing of each of the Segments, including the provision of such Shelters on such Segment as are required to be provided pursuant to Section 4.02, by the applicable Estimated
Delivery Date respecting such Segment.

        4.04 Liquidated Damages. The parties agree that damages for delay are difficult to calculate and therefore agree that, if the Acceptance Date for any Segment does not occur on or before the Estimated Delivery Date with respect to such Segment, Impsat shall diligently continue work to complete the Segment, but for each Segment that is not complete, commencing [ ]* calendar days following the applicable Estimated Delivery Date, Impsat shall pay to 360americas by way of liquidated damages (the "Liquidated Damages"), and not as a penalty, the amount of [ ]*% of the applicable Fiber Fee and the applicable Shelter Fee for such Segment per day until the Acceptance Date for such Segment, subject to a cap on the amount of Liquidated Damages equal to [ ]*% of the Total Fee for such Segment. In the event that all Segments under this Agreement (the "Network
Segments") have not been accepted by 360americas on or before [  ]* (the
"Network Completion Date"), Impsat shall continue to work to complete such Segments as soon as practicable. In the event Impsat fails to deliver to 360americas or its Affiliates the Network Segments such that they are ready for acceptance within [ ]* days following the Network Completion Date, 360americas shall be entitled during a further [ ]* day period to reject any or all Network
Segments (except for those Segments if any which have prior to such date been accepted by 360americas), and to terminate this Agreement as it relates to the rejected Network Segments and demand the immediate return of all amounts previously paid by 360americas to Impsat under this Agreement (with interest thereon at the Interest Rate) and all accrued Liquidated Damages, with respect to all non-accepted Segments. In the event that 360americas rejects all the Network Segments, then with


                                       9

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.


effect from the date all such Segments are rejected, Impsat's obligation to pay any further Liquidated Damages shall cease and Impsat shall pay 360americas all amounts previously paid by 360americas under this Agreement, together with interest thereon at the Interest Rate and all accrued Liquidated Damages to date. 360americas' sole remedies for any delay in the performance of Impsat hereunder shall be the payment of Liquidated Damages hereunder and the right of termination pursuant to Section 17.03(A) and any remedies set forth in Section
17.04. In the event 360americas terminates under this Section 4.04, Liquidated Damages are due [ ]* days after such termination date. Otherwise, the amount of Liquidated Damages will be applied to reduce the Fiber Fee.

        4.05 Inspection; Access to Information. Impsat shall provide 360americas or its designated Affiliates with reasonable access to inspect the construction, splicing and testing of the IRU Fibers during the course and at the time of the relevant construction, installation and testing period for the purpose of verifying conformity with the Construction Specifications, provided such access does not unreasonably interfere with Impsat's performance hereunder and such access is coordinated in advance with Impsat. From time to time during the Term, upon 360americas' written request, Impsat shall make available for inspection by 360americas and its designees, at Impsat's offices, copies of all information, documents, reports, permits, drawings and specifications generated, obtained or acquired by Impsat in performing its duties pursuant to this Article 4 that are material to the grant of the IRUs to 360americas, including, without limitation, the Underlying Rights. If the terms of such document or the legal restrictions applicable to such information or document do not permit disclosure, Impsat shall use commercially reasonable efforts to receive any necessary consents to such disclosure and shall redact any necessary information to protect disclosure of confidential business and proprietary terms.

        4.06    Documentation.


                A. Within ninety (90) days after the Acceptance Date for each Segment, Impsat shall provide 360americas with the following documentation: (1) as-built drawings for such Segment in accordance with the requirements described in Exhibit E ("As-Builts"); and (2) technical specifications of the optical fiber cable, associated splices and other associated equipment placed in that Segment.

                B. Within thirty (30) days after the Effective Date, Impsat shall provide 360americas with a plan of work. Such plan of work will only be provided for informational purposes and failure by Impsat to achieve any of the dates set forth therein shall not be a breach of this Agreement.

        4.07 Construction Progress Reports. Impsat shall provide to 360americas, on the first day of each month, a construction progress report with respect to status as of the first day of the previous month in accordance with Exhibit H containing the following information: (a) scheduled and forecasted completion dates for all Segments, (b) kilometers of fibers installed between each Shelter, (c) a brief narrative describing the work performed and a list of any

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

potential risks that may prevent or delay project completion by the agreed upon dates and the proposed actions to minimize or diminish such risks and (d) other information of a similar nature reasonably requested by 360americas.

        4.08 Routing of IRU Fibers. Impsat may route the IRU Fibers through Impsat's separate terminal, endlink, Telehouse or Shelters for operational reasons, provided that Impsat shall be solely responsible for all costs and expenses associated with the operation and maintenance of such facilities.

        4.09 Fiber Orders. Exhibit I sets forth Impsat's good faith estimate of the status, as of the date of this Agreement, based on information currently available to Impsat of orders for fiber optic cable for the IRU Fibers.

        4.10 Impsat System. Notwithstanding anything to the contrary contained in this Agreement, Impsat may elect, at its option, to acquire any portion of the Impsat System from third parties (whether under an indefeasible right of use or otherwise) in lieu of constructing and installing the Impsat System respecting such portion; provided, any such acquired portion shall be or have been constructed substantially in accordance with the specifications and procedures required by this Agreement and provided further that any of 360americas' rights under this Agreement should not be materially and adversely affected, including without limitation, the Underlying Rights Requirements.

                                    ARTICLE 5
                             ACCEPTANCE AND TESTING

        5.01 Overview. Acceptance testing shall be conducted for each Segment pursuant to the provisions of this Article 5 ("Acceptance Testing").

        5.02 Acceptance Testing by Impsat. Acceptance Testing of the IRU Fibers and the Shelters as applicable, shall be conducted in accordance with Exhibit J. To the extent Impsat has not previously performed testing prior to the Effective Date, 360americas shall have the right, but not the obligation, to have an individual present to observe Impsat's Acceptance Testing or to conduct its own Acceptance Testing in accordance with Section 5.03 below. To the extent Impsat has not previously performed testing prior to the Effective Date, Impsat shall provide 360americas at least ten (10) days prior notice of Impsat's testing schedule or any change in the date thereof (a "Testing Notice").

        5.03 Acceptance Testing by 360americas. 360americas shall have the right, but not the obligation, at its sole expense, to conduct its own Acceptance Testing to verify that the IRU Fibers meet the Fiber Specifications and to inspect the IRU Fibers and the Shelters pursuant to Section 4.05 to verify that a Segment conforms to the Construction Specifications. If 360americas elects to conduct its own Acceptance Testing, it shall notify Impsat of its intent to do so (including dates and locations) at least three (3) days prior to the date of Impsat's scheduled commencement of the Acceptance Testing of a particular Segment as specified in Impsat's corresponding Testing Notice. 360americas may elect to perform such testing (i) itself subsequent to the Impsat testing or (ii) concurrently with Impsat's testing, in which case both parties shall reasonably cooperate with the other to facilitate such concurrent testing. If

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

360americas elects to perform the testing itself subsequent to Impsat's testing, 360americas will complete such testing within ten (10) days after Impsat completes its Acceptance Testing of the relevant Segment. Impsat shall have the right, but not the obligation, to have an individual present to observe 360americas' Acceptance Testing. Within fourteen (14) days after the conclusion of 360americas' Acceptance Testing, 360americas shall provide Impsat with a copy of the test results. 360americas' exercise or non-exercise of its right to conduct Acceptance Testing shall not extend or shorten the time periods for 360americas to determine, pursuant to Section 5.04, if the Segment meets the Fiber Specifications and the Construction Specifications. Impsat shall cooperate in all reasonable respects with 360americas to facilitate any Acceptance Testing that 360americas may choose to conduct pursuant to this Section 5.03; provided, however, that Impsat shall retain authority to ensure that such testing does not disrupt or interfere with any continued construction of such Segment that is ongoing at such time.

        5.04    Failure Notice. If, within fourteen (14) days after the later of
(i) receipt by 360americas from Impsat of the test results referred to in
Section 5.02 or of the results of re-testing as set forth below and (ii) 360americas' conclusion of its own testing as provided in Section 5.03, 360americas reasonably determines that (i) Impsat's or 360americas' test results show that the IRU Fibers with respect to a particular Segment do not meet the Fiber Specifications set forth in Exhibit F(2) in all respects and the Fiber Specifications set forth in F(1) in all material respects, or (ii) the Segment does not comply with the Construction Specifications in all material respects, 360americas shall, within such fourteen (14) day period, notify Impsat of such determination and shall identify in writing the specific data that indicate such failure to meet the Fiber Specifications or the specific item that does not comply with the Construction Specifications and the manner in which it does not comply.

        5.05    Correction.

                A. Upon receiving notice pursuant to Section 5.04 that a Segment does not meet the Fiber Specifications or the Construction Specifications, Impsat shall either:

                        (1) Expeditiously take such action as is reasonably necessary to cause such Segment to meet the Fiber Specifications set forth in Exhibit F(2) in all respects and the Fiber Specifications set forth in F(1) in all material respects or the Construction Specifications and then re-test (if applicable) the Segment in accordance with the provisions of this Article 5; or

                        (2) Notify 360americas within five (5) days of receipt of a Failure Notice that Impsat disputes 360americas' determination that the Segment does not meet the Fiber Specifications or the Construction Specifications and invoke the provisions of Section 5.06.

                B. After taking corrective actions and re-testing (if appropriate), Impsat shall provide 360americas with a copy of the new test results and 360americas shall again have all rights provided in this Article 5 with respect to such new test results.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                C. With respect to immaterial failures of a Segment to meet the Fiber Specifications in F(1) or Construction Specifications, notwithstanding, 360americas' acceptance of such Segment, Impsat will promptly take action necessary to cause the Segment to comply with such Specifications.

        5.06 Testing by Third Party. If Impsat provides notice to 360americas pursuant to Subsection 5.05(A)(2), the parties shall appoint a mutually acceptable fiber optic testing company and such company shall re-test the applicable Segment of the IRU Fibers. If that test demonstrates that the tested Segment of the IRU Fibers meets the Fiber Specifications (without regard to any changes to such portion by Impsat after the testing that gave rise to such notice) as tested by 360americas, then 360americas shall pay the testing company's charges and shall be deemed to have accepted the relevant Segment of the IRU Fibers. If that test demonstrates that the relevant Segment of the IRU Fibers does not meet the Fiber Specifications or that it does meet the Fiber Specifications as the result of changes made by Impsat after the testing that gave rise to such notice, then Impsat shall pay the testing company's charges for performing the testing and shall perform the corrective action and re-testing set forth in Subsection 5.05(A)(1).

        5.07 Acceptance Testing and Acceptance Date. If the Acceptance Testing for a Segment shows that the Segment meets the Fiber Specifications and Construction Specifications and 360americas either does not object to the results of any Acceptance Testing or fails to notify Impsat of any failure of such Segment to satisfy the Construction Specifications by written notice within the time periods specified in Section 5.04, 360americas shall be deemed to have accepted the Segment. The date of 360americas' notice accepting the Segment or the date of 360americas' deemed acceptance (which shall be deemed to be the date of the Acceptance Testing) under this Article 5 for the Segment shall be the "Acceptance Date" of the Segment; provided, however, that for purposes of Sections 4.04 and 17.03(A), such date shall be the date that 360americas receives test results demonstrating, or deemed pursuant to this Section 5.07 to demonstrate, that the Segment meets the Fiber Specifications. Notwithstanding the foregoing, 360americas shall have no obligation to accept (but shall have the right to accept) a Segment, and shall not be deemed by inaction to have accepted a Segment, until the Estimated Delivery Date with respect to such Segment. In addition, nothing contained in this Agreement to the contrary, 360americas shall have no obligation to accept a Segment unless the Shelter associated with such Segment and the Telehouse, if any, at the endpoint of such Segment are available for occupancy by 360americas, provided, however, that if the Acceptance Date for a Segment has not occurred because of delay in Telehouse availability, Liquidated Damages shall cease to accrue upon the date such Segment has otherwise satisfied the Fiber Specifications.

        5.08 Spans. 360americas may, upon reasonable notice to Impsat, request Impsat to perform Acceptance Testing with respect to portions of a Segment identified by 360americas (such portions, a "Span"). In such event, the parties shall cooperate to minimize any resulting interference with the construction and Acceptance Testing of the remainder of such Segment, and Impsat shall, subject to the aforesaid obligation of cooperation, not be responsible, in Liquidated Damages or otherwise, for any resulting delay in the Acceptance Date of the remainder of such Segment. The provisions of Sections 5.01 through
5.07 of this Agreement shall apply to such Spans mutatis mutandis.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

        5.09    Coordination With Other Agreements. [  ]*

                                    ARTICLE 6
                                      TERM

        6.01 Length of Term. The grant of the IRUs with respect to each Segment hereunder shall become effective on the first day when both (a) the Acceptance Date with respect to such Segment has occurred and (b) Impsat has received payment in full of the Total Fee with respect to such Segment in accordance with Article 3. Such grant shall extend with respect to such Segment, or portion thereof, for the periods set forth in Exhibit B, as it may be extended pursuant to Section 6.03 (the "Term").

        6.02 Ownership of IRU Fibers and Associated Properties. It is understood and agreed that Impsat must and does maintain legal title to the IRU Fibers, the Shelters and the Associated Property, subject to the grant of the IRU hereunder.

        6.03 Extension of Term. 360americas shall have the option, exercisable in writing no later than [ ]* days prior to the expiration of the periods set forth in Exhibit B to renew the IRU for a period equal to the lesser of (i) [ ]* and (ii) [ ]*, upon payment of US$[ ]* if Impsat shall thereafter to continue to own and operate the Impsat Argentina System. If the IRUs hereunder shall be renewed as aforesaid, 360americas shall pay its Pro Rata Share of any Impositions and the costs of extending any Underlying Rights assessed or incurred in connection with the renewal or during the renewal period. 360americas shall execute (and, to the extent necessary, record, at its own expense) instruments reasonably required by Impsat at the expiration or termination of the Term of the IRU with respect to such Segment to clear from Impsat's title or Impsat's property any leasehold interest, license, or other possessory or nonpossessory estate, right or interest that 360americas (or persons claiming through 360americas) might claim under this Agreement.

                                    ARTICLE 7
                                 NETWORK ACCESS

        7.01 Grant of Access. Impsat shall provide 360americas with access to, and 360americas shall have the right to connect 360americas' communications system with, the IRU Fibers at fiber distribution panels at the Shelters and Telehouses and all splice points along the Argentina Route (each such access point being referred to as a "Connecting Point"), provided such access does not physically or operationally interfere with, or present a risk of damage to, any portion of the Impsat Argentina System, including the equipment of Impsat or any of its customers thereon, or any of the Shelters. The specific locations of each such Connecting Point shall be in 360americas' space on 360americas' optical distribution frame (ODF), as determined by 360americas, subject to the Underlying Rights Requirements and 360americas having obtained any other required permits, authorizations and approvals necessary to permit such connection.

        7.02 Reimbursement; Scheduling. In order to schedule a connection of this type, 360americas shall request and coordinate such work not less than ninety (90) days in advance of the date the connection is requested to be completed unless otherwise agreed to in writing by the

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

parties. In addition, Impsat shall prepare a proposal regarding the costs of the provision of such access which is reasonable compared to prevailing market prices and the parties shall agree on the price to be paid to Impsat for the provision of such services, which charges shall be reasonable in accordance with industry standards. Such work will be restricted to a Planned System Work Period, unless otherwise agreed to in writing by Impsat for specific projects. Subject to all applicable Underlying Rights Requirements, 360americas shall also be provided reasonable access by Impsat to any Connecting Point at all times.

                                    ARTICLE 8
                                   OPERATIONS

        8.01 Network Configuration. Subject to the provisions of this Agreement, 360americas shall have full responsibility for determining any network and service configuration or designs, routing configurations, rearrangement or consolidation of channels or circuits and all related functions with regard to its use of the IRU Fibers.

        8.02 Acknowledgments by 360americas. 360americas acknowledges and agrees that:

                A. Under this Agreement, Impsat is not obligated to supply to 360americas any opto-electronics or electronics or optical or electrical equipment, all of which are the sole responsibility of 360americas; and

                B. Except as set forth in this Agreement, Impsat is not responsible for performing any work or providing any facilities, including without limitation, monitoring and testing equipment.

        8.03 Electronic and Photo-Optical Equipment. 360americas shall be permitted to attach to the IRU Fibers such electronic, photo-optical, and other equipment of its own choosing in order to allow the IRU Fibers to be used for lawful communications purposes, and shall be permitted to locate such equipment at the specified locations within the Shelters, as long as, in Impsat's reasonable determination:

                A. such installation and use comply with such health and safety requirements as Impsat shall reasonably adopt from time to time in its own discretion that generally apply to its own use of the Impsat Argentina System, provided such requirements are timely communicated to 360americas.

                B. such equipment does not physically or operationally interfere with, or present a risk of damage to, any portion of the Impsat Argentina System, including the equipment of Impsat or any of its customers thereon, or any of the Shelters.

        8.04 Additional Equipment. The IRUs granted hereunder shall include the right at 360americas' sole cost to install additional equipment, or replace existing equipment, in the Shelters provided to 360americas pursuant to Section 4.02.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                                    ARTICLE 9
                             MAINTENANCE AND REPAIR

        9.01 Maintenance Services. Beginning on the Acceptance Date with respect to any Segment, Impsat shall provide the maintenance services set forth in Exhibit K (the "Maintenance Services") in accordance with the Operations & Maintenance Procedure set forth in Exhibit K. The IRU Fibers shall be maintained throughout the Term in accordance with the procedures set forth in Exhibit K and, to the extent not inconsistent with Exhibit K, industry standard procedures for the applicable country.

        9.02 Recurring Service Charge. 360americas agrees to pay to Impsat annually for the Maintenance Services the fees allocable to each Segment as set forth in Exhibit C (the "Recurring Service Charge"). Such amount shall be payable in advance in quarterly installments within thirty (30) days following the commencement of each calendar quarter after the Acceptance Date of the respective Segment. If the respective Acceptance Date does not occur at the beginning of a calendar quarter, such payment shall be prorated based on the number of calendar days remaining in the then current calendar quarter and paid within thirty (30) calendar days following such Acceptance Date. [ ]*. For purposes of this Section 9.02, "CPI-U" means the Consumer Price Index, All Urban Consumers (CPI-U), U.S. City Average, published by the United States Department of Labor, Bureau of Labor Statistics (1982-84), or, in the event such index ceases to be computed or published, any successor index designated by Impsat in its reasonable discretion. [ ]*

        9.03 Planned System Work Period. Impsat shall, as set forth in Exhibit K, (a) notify 360americas of any Planned System Work Period and (b) notify 360americas of any condition that in Impsat's judgment could reasonably be expected to interrupt service on the IRU Fibers promptly after becoming aware of the potential of such condition to adversely impact service on the IRU Fibers. The parties shall establish detailed communication principles between them, including details of personnel, contact details and periodic progress meetings.

        9.04    Service Affecting Condition. [  ]*.

        9.05 Event of a Fault. In the event of a fault, each party shall immediately notify the other party of the occurrence thereof. Impsat shall cause such fault to be repaired and service to be restored within the respective periods therefor set forth in Exhibit K. Impsat shall have access to the trouble ticket system of 360americas.

        9.06 No Physical Access. Except as expressly set forth in this Agreement, 360americas shall have no right to physically access the Impsat Argentina System or maintain, adjust, align or attempt to repair the IRU Fiber and Associated Properties.

        9.07 Optronic Equipment. Nothing in this Agreement shall obligate Impsat to maintain 360americas' optronic, electrical, optical or other equipment, all of which are the obligation and responsibility of 360americas.

        9.08 Subcontracting. In its sole discretion, Impsat may subcontract provisioning, testing, maintenance, repair, restoration, relocation, or other operational and technical services it

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

is obligated to provide hereunder or may have the underlying facility owner or its contractor perform such obligations; provided, however, such contracting shall not relieve Impsat of any obligations under this Agreement.

                                   ARTICLE 10
                     PERMITS; UNDERLYING RIGHTS; RELOCATIONS

        10.01 Required Authorizations. Impsat will, at its cost and expense, obtain and maintain during the applicable Term with respect to each Segment, all permits, authorizations, licenses and approvals for the IRU Fibers, the Shelters and the Associated Properties necessary to ensure 360americas' uninterrupted use and operation of the IRU Fibers, the Shelters and the Associated Properties for the period of the Term with respect to such Segments (the "Underlying Rights"). As of the Acceptance Date for each Segment, Impsat shall have obtained all necessary Underlying Rights for the construction, installation and maintenance of such Segment and the grant of the IRU hereunder in such Segment, and to permit 360americas or its Affiliates to (A) use, operate and access the IRU Fibers and related facilities in the manner contemplated by this Agreement, including without limitation the right to access the IRU Fibers at the ODF at the Shelters and Telehouses; and (B) subject to the last sentence of this
Section 10.01, operate a communications system using the Segments. Impsat represents that the stated term of any Underlying Right will not expire in accordance with its ordinary terms prior to the last day of the Term as set forth on Exhibit B with respect to any Segment. If the stated term of any such Underlying Right expires on a date earlier than the last day of the Term as set forth on Exhibit B with respect to any Segment, Impsat shall, at its sole cost and expense, exercise any renewal rights thereunder, or otherwise use all reasonable endeavors to acquire such extensions, additions or replacements, or secure alternative rights, or otherwise enable 360americas or its Affiliates to use the Impsat Argentina System or the applicable Segment for the remainder of the Term with respect to such Segment. 360americas shall have the right to participate with Impsat in any negotiations or arrangements with respect to extensions or additions to or replacements or alternatives for any such Underlying Rights that terminate prior to the end of the Term. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be construed to be a representation, warranty or covenant of Impsat's right, title or interest with respect to the right of way or the Underlying Right. Notwithstanding any provision of this Agreement, 360americas shall be solely responsible for procuring, obtaining and maintaining any telecommunications licenses, consents, permissions, authorizations, franchises or other approvals or permissions necessary for 360americas to provide service or communications over the IRU Fibers, to connect to the Connection Points or to otherwise use the Impsat Argentina System to provide or sell telecommunications services, including, without limitation, a certification as a Public Telecommunications Services Provider granted by the Argentina government (the "Telecommunication Authorizations"), and shall be solely responsible for any additional costs assessed against 360americas or Impsat as a result of any failure of 360americas to procure, obtain or maintain such Telecommunication Authorizations.

        10.02 Relocation of Segment. If, after the Acceptance Date with respect to a Segment, (i) Impsat is required, directly or indirectly, by a governmental authority to (A) relocate any portion of such Segment, including any of the Associated Properties used or required in providing the IRU in the Segment, or (B) pay additional amounts in respect of such Segment

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

(any such relocation or payments, a "Required Relocation") or (ii) Impsat determines to effect such relocation for operational reasons, Impsat shall proceed with such relocation, and shall have the right, in good faith, to reasonably determine the extent of, the timing of, and methods to be used for such relocation, provided that (a) any such relocation shall be constructed and tested in accordance with the Construction Specifications and Fiber Specifications, and (b) any such relocation shall not adversely affect in any material respect the operations, performance, or endpoints of the Segment. Impsat will (i) notify 360americas promptly after it determines to effect any relocation, (ii) conduct such relocation in a manner that minimizes, to the extent practicable, any disruption to the IRU Fibers and (iii) keep 360americas informed of the progress and timing of any such relocation. [ ]*

        10.03 As-Builts Upon Relocation. Upon 360americas' written request, Impsat shall deliver to 360americas updated As-Builts with respect to any Segment relocated under Section 10.02 within ninety (90) days following the completion of such relocation.

                                   ARTICLE 11
                               USE OF THE SEGMENTS

        11.01 Underlying Rights Requirements. The requirements, restrictions, and/or limitations upon 360americas' right to use the IRU Fibers, the Shelters and the Associated Properties as provided under this Agreement and as imposed under, and associated with safety, operational and other rules and regulations imposed in connection with the Underlying Rights, provided the same are communicated to 360americas in writing, are referred to collectively as the "Underlying Rights Requirements."

        11.02 Compliance of 360americas. 360americas shall use the IRU Fibers, the Shelters and the Associated Properties in compliance with and subject to the Underlying Rights Requirements and all applicable government codes, ordinances, laws, rules and regulations.

        11.03 Limitations on Use. 360americas may use the IRU Fibers, the Shelters and the Associated Properties for lawful communications purposes only, including without limitation, leasing the IRU Fibers and granting IRUs and providing other communications services derived from the IRU Fibers to third parties and as permitted by the Underlying Rights Requirements and providing use of the Shelters to third parties. 360americas agrees and acknowledges that it has no right to use any of the fibers, other than the IRU Fibers, included in the Cable or otherwise incorporated in the Impsat Argentina System. 360americas shall keep any and all parts of the Impsat Argentina System free from any liens, rights or claims of any third party attributable to 360americas. Impsat agrees and acknowledges that it has no right to use the IRU Fibers during the Term.

        11.04 Impsat Argentina System. 360americas shall not use the Impsat Argentina System in a way that physically or operationally interferes in any way with or adversely affects the use of the Impsat Argentina System by any other person including, without limitation, Impsat, it being expressly acknowledged that the Impsat Argentina System includes or will include other participants, including Impsat and other owners and holders of dark fiber, or other interests and telecommunication system operations. Impsat shall not use the Impsat Argentina System in a way that physically interferes with or adversely affects 360americas' use of the

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

Impsat Argentina System, the Shelters, or the IRU Fibers, provided that 360americas uses the IRU Fibers, the Shelters and the Associated Properties in compliance with the terms hereof. Impsat may comply with the obligations in the foregoing sentence by obtaining a similar agreement from any person that acquires the right to use fibers in the Impsat Argentina System after the date hereof, which agreement provides that other users of the Impsat Argentina System (including 360americas) are intended third party beneficiaries thereof.

        11.05 Cooperation. 360americas and Impsat each agree to cooperate with and support the other in all reasonable respects in complying with any requirements applicable to their respective rights and obligations hereunder by any governmental or regulatory agency or authority.

                                   ARTICLE 12
                                 INDEMNIFICATION

        12.01   Indemnification by 360americas. Subject to the provisions of
Article 13, 360americas agrees to indemnify, defend, protect and hold harmless Impsat and its Affiliates, their respective employees, agents, officers and directors (the "Impsat Indemnitees"), from and against, and assumes all liability for, all costs, loss, damage, expense, liability, suits, actions, damages or claims of any character arising out of, related to, or in connection with (a) any physical damage to the Impsat Argentina System or injury to persons to the extent proximately caused by the acts or omissions of 360americas or its agents, (b) 360americas' use of the IRU Fibers and/or the Impsat Argentina System, (c) any breach or violation by 360americas of applicable law or governmental regulation or other statute, rule or regulation issued by an applicable regulatory authority, or (d) arising out of or in connection with a contractual or other relationship between such claiming party and 360americas as it relates to the IRU Fibers, the Impsat Argentina System or this Agreement.

        12.02 Indemnification by Impsat. Subject to the provisions of Article 13, Impsat agrees to indemnify, defend, protect and hold harmless 360americas and its Affiliates, their respective employees, agents, officers and directors (the "360americas Indemnitees"), from and against, and assumes all liability for, all costs, loss, damage, expense, liability, suits, actions, damages or claims of any character arising out of, related to, or in connection with (a) any physical damage to the IRU Fibers, the Shelters or the Associated Properties or injury to persons to the extent proximately caused by the acts or omissions of Impsat or its agents, (b) Impsat's use of the Impsat Argentina System, (c) arising out of or in connection with any negligent acts or omissions of Impsat in the performance or non-performance of its obligations under this Agreement, or (d) any breach or violation by Impsat of applicable law or governmental regulation or other statute, rule or regulation issued by an applicable regulatory authority.

        12.03 Notice. Each party agrees to promptly notify the other party with notice of any claim that may result in an indemnification obligation hereunder. The indemnifying party may defend such claim with counsel of its own choosing, provided that no settlement or compromise of any such claim shall occur without the consent of the indemnified party, which consent shall not be unreasonably withheld or delayed.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

        12.04   Use Agreements. Notwithstanding the foregoing provisions of this
Article 12, to the extent Impsat is required under the terms and provisions of any easement, supply contract, agreement, right-of-way, lease or indefeasible right of use agreement relating to the provision of the IRU hereunder (collectively, the "Use Agreements"), to indemnify the grantor or provider thereof from and against any and all claims, demands, suits, judgments, liabilities, losses or expenses arising out of or related to such Use Agreements, regardless of the cause, 360americas hereby releases, and waives any claims against such grantor or provider from the same, regardless of whether such claims, suits, judgments, liabilities, losses or expenses arise from the sole or partial negligence or willful misconduct or other action or inaction of such grantor or provider or its employees, servants, agents, contractors, subcontractors or other persons using the property or asset covered by such Use Agreements.

                                   ARTICLE 13
                                    LIABILITY

        13.01 Limitation on Types of Damages. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER FORESEEABLE OR NOT, ARISING OUT OF, OR IN CONNECTION WITH SUCH PARTY'S PERFORMANCE OR FAILURE TO PERFORM ITS RESPECTIVE OBLIGATIONS OR BREACH OF ITS RESPECTIVE REPRESENTATIONS HEREUNDER, INCLUDING, BUT NOT LIMITED TO, LOSS OF USE, PROFITS OR REVENUE, COST OF CAPITAL, COST OF RESTORATION (WHETHER ARISING OUT OF TRANSMISSION INTERRUPTIONS OR PROBLEMS, ANY INTERRUPTION OR DEGRADATION OF SERVICE OR OTHERWISE), OR CLAIMS OF CUSTOMERS, IN EACH CASE WHETHER OCCASIONED BY ANY CONSTRUCTION, RECONSTRUCTION, RELOCATION, REPAIR OR MAINTENANCE PERFORMED BY, OR FAILED TO BE PERFORMED BY, THE OTHER PARTY OR ANY OTHER CAUSE WHATSOEVER, WHETHER ARISING UNDER CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF WARRANTY, ACTIVE, PASSIVE OR IMPUTED NEGLIGENCE, OR STRICT LIABILITY, ALL CLAIMS WITH RESPECT SUCH SPECIAL, INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE HEREBY SPECIFICALLY AND EXPRESSLY DISCLAIMED, EXCLUDED AND WAIVED.

        13.02 Disclaimer of Warranty. EXCEPT AS SET FORTH IN THIS AGREEMENT, IMPSAT MAKES NO WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE IRU FIBERS OR THE SEGMENTS DELIVERABLE HEREUNDER, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE, AND ALL SUCH WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED. IT IS EXPRESSLY AGREED THAT IMPSAT'S SOLE OBLIGATION AND LIABILITY FROM A BREACH OF THIS AGREEMENT AND 360AMERICAS' EXCLUSIVE REMEDIES FOR ANY CAUSE WHATSOEVER (INCLUDING WITHOUT LIMITATION LIABILITY ARISING FROM NEGLIGENCE) ARISING OUT OF OR RELATING TO THIS AGREEMENT UNDER ANY THEORY OF LAW OR EQUITY ARE LIMITED TO THOSE SET FORTH IN ARTICLES 12, 17 AND 18 AND SECTION 4.04, AND ALL OTHER RIGHTS AND REMEDIES OF 360AMERICAS, INCLUDING (WITHOUT LIMITATION)

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

ANY THAT MIGHT OTHERWISE APPLY UNDER ANY UNIFORM COMMERCIAL CODE OR SIMILAR LAW OF ANY KIND, ARE EXPRESSLY EXCLUDED, DISCLAIMED AND WAIVED. IMPSAT MAKES NO WARRANTY, EXPRESS OR IMPLIED, TO ANY PERSON OR ENTITY OTHER THAN 360AMERICAS OR ITS AFFILIATES CONCERNING THE IMPSAT ARGENTINA SYSTEM.

        13.03 Limitation on Amount of Damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT IN AN AGGREGATE AMOUNT THAT EXCEEDS THE TOTAL FEE; PROVIDED, HOWEVER, THAT THE LIMITATION OF THIS SECTION
13.03 SHALL NOT APPLY TO ANY LOSS OR DAMAGE CAUSED BY THE WILLFUL MISCONDUCT OF EITHER PARTY.

        13.04 Limitation on Time for Claim. The parties expressly agree that no claim for losses or damages whatsoever in connection with this Agreement or a claim for indemnity under the provisions of Article 12 shall be made more than two (2) years after the date that the event giving rise to such claim is known or reasonably should have been known to the party making such claim.

        13.05 Survival. The provisions of this Article 13 shall survive expiration or termination of this Agreement.

                                   ARTICLE 14
                                    INSURANCE

        14.01 Required Insurance Policies. Following the date hereof, and throughout the Term, each party shall procure and maintain in force, at its own expense:

                A. Not less than US$10,000,000 combined single limit, per event and in the annual aggregate, liability insurance, on an occurrence basis, for personal injury and property damage, including liability for completed operations and employers liability.

                B. Workmen's Compensation insurance in a form and with limits as required by local law, in no case less than that stipulated by Workmen's Compensation Law No. 24557.

                C. Automobile Liability Insurance covering death or injury to any person or persons, or damage to property arising from the operation of vehicles or equipment, with limits of not less than US$3,000,000 per occurrence.

                D. Any other insurance coverages specifically required of such party pursuant to Impsat's agreements with third parties with respect to the Underlying Rights.

        14.02 No Limitation of Liability. The limits specified in this Article 14 are minimum requirements and shall not be construed in any way as limits of liability.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

        14.03 Additional Insured. Each party shall be named as additional insured under the policies required to be maintained by the other under this
Article 14, with the exception of the insurance indicated under Section 14.01(B). 360americas' and Impsat's insurances shall be obtained and issued in Argentina by financially sound and reputable insurance companies authorized to operate in Argentina, and each party shall provide the other with an insurance certificate confirming compliance with this requirement for each policy providing such required coverage. Such insurance certificates shall provide for at least (30) days prior written notice of cancellation or material change to the other party. Each party shall pay the premiums on all insurances required under this section when due and provide the other with evidence thereof.

        14.04 Failure to Obtain Insurance. In the event either party fails to obtain the required insurance and a claim is made or suffered, such party shall indemnify and hold harmless the other party from any and all claims for which the required insurance would have provided coverage. Further, in the event of any such failure which continues after seven (7) days' written notice thereof by the other party, such other party may, but shall not be obligated to, obtain such insurance and will have the right to be reimbursed for the cost of such insurance by the party failing to obtain such insurance.

        14.05 Denial of Claim. In the event coverage is denied or reimbursement of a properly presented claim is disputed by the carrier for insurance provided above, the party carrying such coverage shall make good-faith efforts to pursue such claim with its carrier for the benefit of the other party.

        14.06 Waiver of Subrogation. Impsat and 360americas shall each obtain from the insurance companies providing the coverages required by this Agreement, the permission of such insurers to allow such party to waive all rights of subrogation. Impsat and 360americas each waive any and all rights to recover against the other, or against the officers, directors, Affiliates, shareholders, partners, joint venturers, employees, agents and customers, invitees or business visitors of such other party, for any loss or damage sustained by either party for which reimbursement is available from any of the insurances carried by such party pursuant to this Article, or any other insurance actually carried by such party, but only to the extent of the recovery afforded by such insurance.

                                   ARTICLE 15
                 TAXES, FEES AND OTHER GOVERNMENTAL IMPOSITIONS

        15.01 Minimization of Impositions. The parties acknowledge and agree that it is their mutual objective and intent to minimize, to the extent lawful and feasible, the aggregate Impositions, Indirect Taxes and Income Taxes payable with respect to the Impsat Argentina System and (b) share such Impositions according to their respective interests in the Impsat Argentina System, and that they will cooperate with each other in all reasonable respects and coordinate their mutual efforts to achieve such objectives in accordance with the provisions of this Article 15.

        15.02 Indirect Taxes and Income Taxes. Indirect Taxes and Income Taxes shall be payable in accordance with the provisions of Sections 3.08 and 3.09.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                A. Impsat Impositions. Impsat shall be responsible for and shall timely pay any and all Impositions with respect to the construction or operation of the Impsat Argentina System which Impositions are (a) imposed or assessed with respect to Impsat's ownership of the Impsat Argentina System for periods prior to the Acceptance Date for a Segment or (b) imposed or assessed (regardless of the time) with respect to the Impsat Argentina System in exchange for the granting of an interest in public real property relating to the Impsat Argentina System (except the Stamp Tax which will be shared equally by the parties). Notwithstanding the foregoing obligations, Impsat shall have the right to challenge any such Impositions.

                B. 360americas Impositions. Except as to Impositions described in 15.02(A), following the Acceptance Date for any Segment, 360americas shall be responsible for and shall pay all Impositions which have been separately assessed, allocated to, or imposed on the IRU Fibers by the governmental authority imposing such Impositions. Notwithstanding the foregoing, 360americas shall have the right to challenge any such Impositions.

                C. Mutual Impositions. Except as to Impositions described in 15.02(A) or (B), following the Acceptance Date, Impsat shall timely pay any and all Impositions imposed upon or with respect to the Impsat Argentina System containing IRU Fibers to the extent such Impositions may not feasibly be separately assessed or imposed upon or against the respective ownership interests of Impsat and 360americas in the affected portion of the Impsat Argentina System; provided that, except where Section 15.04 applies in the case of a contested Imposition, upon receipt of a notice of any such Imposition, Impsat shall promptly notify 360americas of such Imposition and following payment of such Imposition by Impsat, 360americas shall promptly reimburse Impsat for its proportionate share of such Imposition, which share shall be determined (1) to the extent possible, based upon the manner and methodology used by the particular authority imposing such Impositions (e.g., on the cost of the relative property interests, historic or projected revenue derived therefrom, or any combination thereof) or (2) if the same cannot be so determined then based on 360americas' Pro Rata Share of the Impositions during the relevant tax period. The amount of any reimbursement required to be made under this Section 15.02(C) shall be increased by the amount of any Indirect Taxes required to be paid by Impsat in respect of the receipt or accrual of such reimbursement.

        15.03 Right to Contest. Notwithstanding any provision in this Agreement to the contrary, Impsat shall have the right to contest any Imposition (including by non-payment of such Imposition). The out-of-pocket costs and expenses (including reasonable attorneys' fees) incurred by Impsat in any such contest shall be shared by Impsat and 360americas to the extent 360americas benefits from such contest, in the same proportion as to which the parties would have shared in such Impositions, as they were originally assessed. Any refunds or credits resulting from a contest brought pursuant to this Section 15.03 shall be divided between Impsat and 360americas in the same proportion as to which such refunded or credited Impositions were borne by Impsat and 360americas. In any such event, Impsat shall provide timely notice of such challenge or refund to 360americas.

        15.04 Future Cooperation. Impsat and 360americas agree to cooperate fully in the preparation of any returns or reports relating to the Impositions. Impsat and 360americas further acknowledge and agree that the provisions of this
Article 15 are intended to allocate the

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

Impositions on procedures and methods of computation that are in effect on the date of this Agreement. Material changes in such procedures and methods could significantly alter the fundamental economic assumptions of the parties underlying this Agreement. Accordingly, the parties agree that, if such procedures or methods of computation change materially, the parties will negotiate in good faith an amendment to this Article 15 to preserve, to the extent reasonably practicable, the economic intent and effect of this Article 15.

                                   ARTICLE 16
                                 CONFIDENTIALITY

        16.01   Proprietary Information.

                A. Impsat and 360americas hereby agree that if either party provides (or, prior to the execution hereof, has provided) confidential or proprietary information to the other party that is identified as proprietary or confidential or is clearly of such a nature ("Proprietary Information"), such Proprietary Information shall be held in confidence, and the receiving party shall afford such Proprietary Information the same care and protection as it affords generally to its own confidential and proprietary information (which in any case shall be not less than reasonable care) in order to avoid disclosure to or unauthorized use by any third party.

                B. As used in this Agreement, Proprietary Information shall mean any and all technical or business information furnished, in whatever form or medium, or disclosed by either party including, but not limited to, product or service specifications, prototypes, computer programs, models, drawings, marketing plans, financial data, and personnel statistics.

                C. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party, shall be used by the receiving party only for the intended purpose, and such written Proprietary Information, including all copies thereof, shall be returned to the disclosing party or destroyed after the receiving party's need for it has expired or upon the request of the disclosing party. Proprietary Information shall not be reproduced except to the extent necessary to accomplish the purpose and intent of this Agreement, or as otherwise may be permitted in writing by the disclosing party.

        16.02 Permitted Disclosure. The foregoing provisions of Section 16.01 shall not apply to any Proprietary Information which (a) becomes publicly available other than through the recipient hereunder; (b) is required to be disclosed by a governmental or judicial law, order, rule or regulation or the rules of any securities exchange or NASDAQ, provided that the party availing itself of this exception has used commercially reasonable efforts to avoid or limit such disclosure; (c) becomes available to the disclosing party without restriction from a third party without an obligation to keep confidential such Proprietary Information; or (d) becomes relevant to the settlement of any dispute or enforcement of either party's rights under this Agreement in accordance with the provisions of this Agreement, in which case appropriate protective measures

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

shall be taken to preserve the confidentiality of such Proprietary Information as fully as possible within the confines of such settlement or enforcement process. If any Proprietary Information is required to be disclosed pursuant to the foregoing clause (b), the party required to make such disclosure shall promptly inform the other party of the requirements of such disclosure.

        16.03 No Intellectual Property Transfer. Nothing in this Agreement shall be construed as granting any right or license under any trademarks, copyrights, inventions, patents or other intellectual property now or hereafter owned or controlled by either party.

        16.04 Internal Disclosures. Notwithstanding Sections 16.01 and 16.02, either party may disclose Proprietary Information to its employees, agents, and legal, financial, and accounting advisors and providers (including its lenders and other financing sources) to the extent necessary or appropriate in connection with the negotiation and/or performance of this Agreement or its obtaining of financing, provided that each such party is notified of the confidential and proprietary nature of such Proprietary Information and is subject to or agrees to be bound by similar restrictions on its use and disclosure.

        16.05 Public Announcements. All media releases, public announcements, and public disclosures relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements, shall be coordinated with and shall be subject to approval by both parties prior to release.

        16.06 Survival. The provisions of this Article 16 shall survive expiration or termination of this Agreement.

                                   ARTICLE 17
                                     DEFAULT

        17.01 Events of Default by 360americas. The happening of any one or more of the following listed events (a "360americas Event of Default") shall constitute a breach of this Agreement by 360americas:

                A. If 360americas fails to pay Impsat any amounts owed hereunder (except as set forth in Section 3.06), including, without limitation, payment of any portion of the Total Fee and the Recurring Service Charge, and does not cure such non-payment within [ ]* days after written notice of the same.

                B. If 360americas breaches any of its material nonpayment obligations and fails to cure such breach within [ ]* days of written notice thereof by Impsat; provided, however, that where such failure cannot reasonably be cured within such [ ]*-day period and is susceptible to cure, if 360americas shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure, up to a maximum of [ ]*.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                C. If 360americas files a petition in bankruptcy, makes an assignment for the benefit of creditors, is adjudicated insolvent or bankrupt, petitions or applies for a receiver or trustee for a substantial part of its property, commences any proceeding under any reorganization arrangement, dissolution or liquidation law or statute of any jurisdiction, or if there is commenced against the other party any such proceeding which has not been dismissed 120 days after commencement.

        17.02 Remedies of Impsat Upon 360americas Event of Default. Subject to the limitations of Article 13, upon any 360americas Event of Default, Impsat may
(a) take such action as it determines, in its sole discretion, to be necessary to correct the default, (b) pursue any remedies it may have under this Agreement or applicable law, (c) upon 10 days written notice specifying the intention to terminate this Agreement, terminate this Agreement in its entirety, unless 360americas has paid all amounts due in respect of the Total Fee, in which case Impsat shall not be entitled to terminate this Agreement in its entirety and shall only be entitled to terminate the portions of this Agreement relating to the provision of the Maintenance Services and/or to the remedies set forth in clauses (a) and (b) above.

        17.03 Events of Default by Impsat. The happening of any one or more of the following listed events (an "Impsat Event of Default") shall constitute a breach of this Agreement by Impsat:

                A.      If 360americas terminates this Agreement pursuant to
                        Section 4.04.

                B. If Impsat breaches any of its other material obligations and fails to cure such breach within [ ]* days of written notice thereof by 360americas; provided, however, that where such failure cannot reasonably be cured within such [ ]*-day period and is susceptible to cure, if Impsat shall proceed promptly to cure the same and prosecute such cure with due diligence, the time for curing such failure shall be extended for such period of time as may be necessary to complete such cure, up to a maximum of [ ]* days.

                C. If Impsat files a petition in bankruptcy, makes an assignment for the benefit of creditors, is adjudicated insolvent or bankrupt, petitions or applies for a receiver or trustee for a substantial part of its property, commences any proceeding under any reorganization arrangement, dissolution or liquidation law or statute of any jurisdiction, or if there is commenced against the other party any such proceeding which has not been dismissed 120 days after commencement.

        17.04 Remedies of 360americas Upon Impsat Event of Default. Subject to the limitations of Article 13, upon an Impsat Event of Default, 360americas may
(a) upon 10 days written notice specifying the intention to terminate this Agreement, terminate this Agreement in its entirety and/or (b) pursue the specific remedies it may have under this Agreement or applicable law; provided, however, that in the event any Segment is not completed and not available to be accepted by 360americas on or before the Estimated Delivery Date with respect

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

to such Segment, the sole remedy of 360americas (in addition to its right to terminate this Agreement pursuant to clause (a) above and the right to seek specific performance) shall be Impsat's payment of Liquidated Damages pursuant to Section 4.04 above.

                                   ARTICLE 18
                                   TERMINATION

                This Agreement shall become effective on the date hereof and, unless earlier terminated pursuant to Article 17 above, shall terminate on the date when all the Terms of the Segments shall have expired or terminated. Upon the expiration of the Term with respect to any Segment or other termination of this Agreement, the IRU with respect to such Segment shall immediately terminate and all rights of 360americas to use the Impsat Argentina System, the IRU Fibers, the Associated Properties or any part thereof relating to such Segment, shall cease and Impsat shall have no further obligations to 360americas with respect to such Segment. Promptly thereupon, 360americas shall remove all of 360americas' electronics, equipment, and other 360americas property from such Segment and any related Impsat facilities at 360americas' sole cost, under Impsat's supervision. 360americas shall repair such Segment to its original condition before the installation of such equipment and property. Notwithstanding the foregoing, no termination or expiration of this Agreement shall affect the rights or obligations of any party hereto (a) with respect to any then existing defaults or the obligation to make any payment hereunder for services rendered prior to the date of termination or expiration, and (b) with respect to those provisions of this Agreement that are expressly provided in this Agreement to survive such termination.

                                   ARTICLE 19
                                  FORCE MAJEURE

                Neither party shall be in default under this Agreement if and to the extent that any failure or delay in such party's performance of one or more of its obligations hereunder is caused by any of the following conditions, and such party's performance of one or more of its obligations shall be excused and extended for and during the period of any such delay: act of God; weather; fire; material failures, shortages or unavailability or other delay in delivery (except for fiber or fiber cable) not resulting from the responsible party's failure to timely place orders therefor; lack of or delay in transportation; government or quasi-governmental codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder; strikes or other labor disputes; permitting delays beyond the reasonable control of such party; or any other cause beyond the reasonable control of such party. The party claiming relief under this
Article 19 shall notify the other in writing as soon as reasonably practicable after the force majeure event, but in any event, no later than thirty (30) days, of the existence of the event relied on and promptly of the cessation or termination of said event, and the party claiming relief shall exercise reasonable commercial efforts to minimize the time of any such delay. The unavailability or shortages of, or delays in delivery of, fiber, cable or other materials, standing alone, shall not constitute a force majeure event. As of the Effective Date of this Agreement, neither party is aware of any force majeure event.

* CONFIDENTIAL TREATMENT REQUEST - Confidential portion has been omitted and filed separately with the Commission.

                                   ARTICLE 20
                                   ASSIGNMENT

        20.01 Assignment by Impsat. Except as provided in this Section 20.01 and 20.02, Impsat shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of 360americas (which consent may be withheld in 360americas' sole discretion). Notwithstanding the foregoing, and subject to the provisions of this Article 20, Impsat shall have the right, without 360americas' consent, to (a) subcontract any of its construction, maintenance or testing obligations hereunder, or (b) assign or otherwise transfer this Agreement in whole or in part (1) to any Affiliate of Impsat or
(2) to any corporation or other entity into which Impsat and its Affiliates may be merged or consolidated or which purchases all or substantially all of the stock or assets of Impsat and its Affiliates; provided that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement, including without limitation, this Section 20.01. Promptly following any such permitted assignment or transfer, Impsat shall give 360americas written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, Impsat shall remain the sole point of contact with 360americas. No permitted partial or complete assignment shall release or discharge Impsat from its duties and obligations hereunder.

        20.02   Grant of Security Interest by Impsat.

                A. 360americas acknowledges and agrees that Impsat may grant security interests of any kind in and/or collaterally assign its rights with respect to, the Impsat Argentina System, the IRU Fibers, the Associated Properties, the Underlying Rights, the Shelters, and/or this Agreement, including the proceeds thereof, to other parties, and that this Agreement and all the rights granted to 360americas hereunder are subject to and subordinated to any such security interests, provided that any secured party agrees, pursuant to a written agreement reasonably satisfactory to 360americas (the "Non-Disturbance Agreement"), to recognize and be bound by the terms of this Agreement as long as (1) a 360americas Event of Default is not continuing, (2) this Agreement is not supplemented, amended or extended or otherwise modified in any manner that adversely affects the interests of any secured party, and (3) after receipt of notice from any secured party of a default by Impsat under any relevant security document, 360americas agrees to make, and makes, all payments under this Agreement thereafter as instructed by a secured party provided that 360americas is not required to pay any amounts in excess of what it would have otherwise been required to pay to Impsat. 360americas acknowledges and consents to the foreclosure, should it occur, upon this Agreement by any secured party or its designee, successor or assignee, and the consequent replacement by Impsat under this Agreement by the secured party, its designee, successor or assignee, or another purchaser or assignee. Impsat will use all commercially reasonable efforts to cause any such secured party, upon request by 360americas, to provide a similar


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                        undertaking for the benefit of 360americas' lenders.
                        Impsat shall provide to 360americas a Non-Disturbance Agreement executed by the secured parties (i) within sixty (60) days of the Effective Date of this Agreement,
                        (ii) before the Acceptance Date of the applicable Segment, and/or (iii) within thirty (30) days of the addition of any new secured parties.

                B. Any secured party shall be entitled to exercise all rights and to cure any defaults of Impsat under this Agreement, within such cure period as may be available to Impsat under this Agreement. Upon receipt of notice from a secured party, 360americas agrees to accept such exercise and cure by a secured party and to render all or any part of the performance due by 360americas under this Agreement to such secured party.

                C. Any secured party shall be deemed an intended third party beneficiary of this Section 20.02. This Section
                        20.02 shall be self-operative and no further instrument of subordination shall be required by any security agreement, mortgage or other document reflecting the security interest to make this subordination effective. In confirmation of such acknowledged subordination, 360americas shall execute promptly any instrument or certificate which Impsat or any secured party may reasonably request.

        20.03 Assignment by 360americas. Except as provided below, 360americas shall not assign, encumber or otherwise transfer this Agreement or all or any portion of its rights or obligations hereunder to any other party without the prior written consent of Impsat (which consent, prior to payment of the Total Fee hereunder, may be withheld in Impsat's sole discretion, and after such payment, may not be unreasonably withheld). 360americas shall have the right, without Impsat's consent, to assign or otherwise transfer this Agreement (1) in whole or in part, as collateral to any institutional lender to 360americas (or institutional lender to any permitted transferee or assignee of 360americas subject to the prior rights and obligations of the parties hereunder), (2) in whole or in part, to any Affiliate of 360americas, (3) in whole but not in part, to any other corporation or other entity into which 360americas and its Affiliates may be merged or consolidated or which purchases all or substantially all of the stock or assets of 360americas and its Affiliates; provided, however, that the assignee or transferee in any such circumstance shall continue to be subject to all of the provisions of this Agreement (except that any lender referred to in clause (1) above shall not incur any obligations under this Agreement, nor shall it be restricted from exercising any right of enforcement or foreclosure with respect to any related security interest or lien, so long as the purchaser in foreclosure is subject to the provisions of this Agreement, including, without limitation, this Section 20.03). Promptly following any such assignment or transfer, 360americas shall give Impsat written notice identifying the assignee or transferee. In the event of any permitted partial assignment of any rights hereunder, 360americas shall remain the sole party and point of contact with Impsat hereunder. No permitted partial or complete assignment shall release or discharge 360americas from its duties and obligations hereunder. Impsat acknowledges and agrees that 360americas intends to collaterally assign its interest in this Agreement to its institutional lenders.


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        20.04   Binding Effect. This Agreement and each of the parties'
respective rights and obligations under this Agreement, shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective permitted successors and assigns.

        20.05   No Third Party Beneficiary. Except as otherwise provided in this
Article 20 and Section 11.04, nothing in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right under or with respect to this Agreement or any provision of this Agreement.

                                   ARTICLE 21
                 REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS

        21.01 Representations and Warranties of 360americas. 360americas represents and warrants as follows:

                A. 360americas is a limited liability company duly incorporated, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation.

                B. 360americas has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of 360americas. This Agreement has been duly executed and delivered by 360americas and constitutes the valid and legally binding obligation of 360americas enforceable against 360americas in accordance with its terms.

                C. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereunder will cause 360americas to be in violation of (i) its governing documents or any agreement by which it is bound or to which it is subject, or, (ii) to the knowledge of 360americas, any law or regulation to which it is subject.

                D. To the knowledge of 360americas, no material consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by 360americas of the Agreement and the consummation of the transactions contemplated hereby.

                E. There is no action, suit, proceeding or investigation pending or, to the best knowledge of 360americas, threatened, against or affecting 360americas or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs 360americas' ability to enter into this Agreement, or to consummate the transactions contemplated hereby.


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        21.02   Representations and Warranties of Impsat. Impsat represents and warrants as follows:

                A. Impsat is a corporation duly incorporated, validly existing and in good corporate standing under the laws of its jurisdiction of incorporation.

                B. Impsat has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Such execution, delivery and performance have been duly authorized by all necessary corporate action on the part of Impsat. This Agreement has been duly executed and delivered by Impsat and constitutes the valid and legally binding obligation of Impsat enforceable against Impsat in accordance with its terms.

                C. Neither the execution and delivery of this Agreement nor the performance or consummation of the transactions contemplated hereunder will cause Impsat to be in violation of (i) its governing documents or any agreement by which it is bound or to which it is subject, or, (ii) to the knowledge of Impsat, any law or regulation to which it is subject.

                D. To the knowledge of Impsat, no material consent, order, approval or authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Impsat of any of the Agreement and the consummation of the transactions contemplated hereby.

                E. There is no action, suit, proceeding or investigation pending or, to the best knowledge of Impsat, threatened, against or affecting Impsat or its properties, assets or business, in any court or before or by any governmental department, board, agency or instrumentality, or any arbitrator, that materially affects or impairs Impsat's ability to enter into this Agreement, or to consummate the transactions contemplated hereby.

        21.03 Survival. The foregoing representations and warranties shall survive the execution and delivery of this Agreement.

                                   ARTICLE 22
                                     NOTICES

                All notices and communications concerning this Agreement shall be addressed to the other party as follows:

                        If to Impsat:

                        Impsat S.A.
                        Alferez Pareja 256 (1107)
                        Buenos Aires, Argentina


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                     Fax: 54 (114) 4363-3758
                     Attention:  Alexander F. Rivelis

                     with a copy to:

                     Latham & Watkins
                     1001 Pennsylvania Avenue
                     Washington, DC 20004
                     Fax:  (202) 637-2201
                     Attention:  James R. Hanna

                     If to 360americas:

                     360networks de Argentina S.R.L.
                     c/o M&M Bomchil Abogados
                     Suipacha 268 pisa 12
                     C1008Aaf Buenos Aires
                     Argentina
                     Fax: 54 (114) 321-7555
                     Attention:  Francisco M. Gutierrez, Abogado

                     with a copy to:

                     360networks de Argentina S.R.L.
                     c/o 360networks inc.
                     1066 West Hastings Street, Suite 1500
                     Vancouver, British Columbia V6E 3XI
                     Canada
                     Fax: (604) 648-7747
                     Attention: Vice President and General Counsel

                     with a copy to:

                     360networks de Argentina S.R.L.
                     c/o 360networks (USA) inc.
                     13900 Lincoln Park Drive
                     Suite 230
                     Herndon, VA  20171
                     Fax: +(571) 203-6566
                     Attn:  General Manager

or at such other address as either party may designate from time to time in writing to the other party.


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                Notices shall be hand delivered or sent by commercial overnight delivery service, and shall be deemed served or delivered to the addressee or its office when actually received or refused.

                                   ARTICLE 23
                                     GENERAL

        23.01 Waiver. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any privilege, right or power hereunder.

        23.02 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the Republic of Argentina.

        23.03 Dispute Resolution. Any dispute arising under this Agreement shall be subject to the Master Dispute Resolution Agreement dated as of the date hereof, by and among Impsat Fiber Networks, Inc., Impsat S.A., Impsat Comunicacoes Ltda., 360americas network (Bermuda) ltd., 360networks de Argentina S.R.L. and 360networks do Brasil Ltda.

        23.04 Jurisdiction. Jurisdiction shall be subject to the Master Dispute Resolution Agreement dated as of the date hereof, by and among Impsat Fiber Networks, Inc., Impsat S.A., Impsat Comunicacoes Ltda., 360americas network (Bermuda) ltd., 360networks de Argentina S.R.L. and 360networks do Brasil Ltda.

        23.05 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its representatives.

        23.06   Rules of Construction.

                A. The captions or headings in this Agreement are strictly for convenience and shall not be considered in interpreting this Agreement or as amplifying or limiting any of its content. All words used in this Agreement will be construed to be of such gender or number as the context requires.

                B. Unless expressly defined in this Agreement, words having well known technical or trade meanings shall be so construed. All listing of items shall not be taken to be exclusive, but shall include other items, whether similar or dissimilar to those listed, as the context reasonably requires.

                C. This Agreement has been fully negotiated between and jointly drafted by the parties.


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                D.      All actions, activities, consents, approvals and other
                        undertakings of the parties in this Agreement shall be performed in a reasonable and timely manner. Except as specifically set forth in this Agreement, for the purpose of this Agreement, the standards and practices of performance within the telecommunications industry in the relevant market shall be the measure of a party's performance.

        23.07 Entire Agreement. This Agreement and the Master Agreement dated as of the date hereof, by and among Impsat Fiber Networks, Inc., Impsat S.A., Impsat Comunicacoes Ltda., 360americas network (Bermuda) ltd., 360networks de Argentina S.R.L. and 360networks do Brasil Ltda., constitute the entire and final agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements relating to the subject matter hereof (including without limitation the Telecommunications Services Agreement). The Exhibits referred to in this Agreement are integral parts hereof and are hereby made a part of this Agreement; provided, however, that to the extent that any of the provisions of any Exhibit hereto are inconsistent with the express terms of this Agreement, the terms of this Agreement shall prevail. This Agreement may only be modified or supplemented by an instrument in writing executed by a duly authorized representative of each party and delivered to the party relying on the writing.

        23.08 Relationship of the Parties. The relationship between 360americas and Impsat shall not be that of partners, agents, or joint venturers for one another, and nothing contained in this Agreement shall be deemed to constitute a partnership or agency agreement between them for any purposes, including, but not limited to federal income tax purposes.

        23.09 Severability. If any term, covenant or condition contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The parties further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement which is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

        23.10 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

        23.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective


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

execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.


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                IN WITNESS WHEREOF, Impsat and 360americas have executed this
Agreement as of the date first above written.

                                    IMPSAT S.A.
                                    an Argentina corporation


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------



                                    360NETWORKS DE ARGENTINA S.R.L.
                                    an Argentina limited liability company


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------



                                       36

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filed separately with the Commission.